Sublease Agreement on the Ground First Floor of Civil Air

Defense Work

Party A: Shandong Hua Wei Pharmaceutical Co., Ltd.
Party B: Weifang Lishengyuan Pharmaceutical Franchises Co., Ltd.
Party C: Civil Air Defense Office of Weifang City

Agreed by Party C, Party A and Party B have entered the Agreement on Party B using the ground first floor of civil air defense work based on friendly negotiation.

Article 1: Area and lease purpose of the ground first floor of civil air defense work
The building area of the first floor of the civil air defense building is 1,600 m2, and it is used as the pharmaceutical retail supermarket by Party B.

Article 2: Lease term
The lease term is from July 1, 2011 to Nov.30, 2013.

Article 3: Sublease fee and payment time and method
1.	Party A shall charge according to RMB 400,000 annual rent.
2.	Party B shall pay to Party A once every half year.

Article 4: Rights and obligations
1.	The operation fee like water, electricity, heating, communication, industry and commerce and tax cost during the lease term shall be assumed by Party B.
2.	The loss caused by Party B’s improper usage shall be assumed by Party B.
3.	After the lease contract signed by Party A and Party C is fulfilled, Party B can sign lease contract with Party C independently.
4.	After receiving the sublease fee, Party A shall provide the lease fee invoice approved by the tax department to Party B.

Article 5: Liability for breach of contract
If Party B fails to pay sublease fee to Party A timely, Party A has the right to notify Party B to stop using or subleasing.

Article 6: Dispute aroused during performing the Agreement shall be solved by Party A and Party B through negotiation; if the negotiation fails, it shall appeal to the local People’s Court.

Article 7: Others
1.	If Party A and Party B needs to terminate or continue the contract in advance, it shall notify the other party 30 days in advance.
2.	Matters unmentioned here shall be entered the supplementary agreement by both parties through negotiation and the supplementary agreement has the equal effect with the Agreement.

3.	The Agreement has three copies, with Party A, Party B and Party C holding one respectively; it shall come into force after being signed or sealed by three parties.

Party A (seal): Shandong Hua Wei Pharmaceutical Co., Ltd.

Party B (seal): Weifang Lishengyuan Pharmaceutical Franchises Co., Ltd.

Party C (seal): Civil Air Defense Office of Weifang City

July 1, 2011